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                                         EXHIBIT 10.64






























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Benefit Agreement Amendment

This Benefit Agreement Amendment is entered into by and between Harman International Industries, Incorporated, A Delaware corporation (the "Company) and Gregory Stapleton (the "Employee"), pursuant to the Harman International Industries, Incorporated Supplemental
Executive Retirement Plan, as amended (the "Plan").

WITNESSETH

WHEREAS, the Company and the Employee have executed a Benefit
Agreement, dated September 11, 1989, pursuant to which the Company has specifically designated the Employee as a participant in the Plan (which designation may be terminated by the Company at any time in its sole discretion) and the Employee has agreed to accept those benefits under the Plan to which he or his Beneficiary may become entitled, and to be bound by all of the terms and conditions of the Plan;

WHEREAS, the Plan, and the benefits provided for thereunder, may be modified or amended by the Company at any time;

WHEREAS, the Board of Directors of the Company have adopted an amendment to the Plan to accelerate the vesting of Termination Benefits provided for under the Plan to the Employee, and the Employee has agreed to accept those benefits, as amended, to which he may become entitled.

NOW, THEREFORE, the parties agree as follows:

1.  Termination Benefit

The "Termination Benefit" as set forth in Section 5.02 of the Plan for the Employee is amended as follows:

Effective as of July 24, 1996, if the Employee retires, or voluntarily or involuntarily terminates employment prior to his Normal Retirement
Date, he shall be entitled to a benefit equal to ten percent (10%) of his Average Compensation plus an additional two percent (2%) of his Average Compensation for each Year of Service after July 24, 1996, up to a maximum benefit of thirty percent (30%) of his Average
Compensation.  For the purpose of this Section 5.02, and only this
Section 5.02, a Year of Service shall mean a 12-consecutive month period commencing on July 24, 1996, and anniversaries thereof, during which the Employee is a full-time employee of the Company.

The termination benefit shall commence on the first date of the month following the month in which occurs the later of attainment of age 55 or termination of employment and shall be in the form of benefit specified in Section 5.05 of the Plan.

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Benefit Agreement Amendment
September 25, 1996
Page 2


2.  Acceptance of Benefits

The Employee hereby agrees on his own behalf and on behalf of his Beneficiary to accept those benefits under the Plan, as so amended, to which he or his Beneficiary may become entitled, and to be bound by all of the terms and conditions of the Plan as amended. The Employee hereby acknowledges that the Plan, including the above described termination benefits, may be amended or terminated at any time by the Company in accordance with the terms of the Plan.


           HARMAN INTERNATIONAL INDUSTRIES,
           INCORPORATED

Date:   9/26/96                        By:    /s/ Sidney Harman
      -----------                          -------------------------
                                            Name:  Sidney Harman
                                            Title: Chairman


Date:   9/26/96                        By:   /s/ Gregory Stapleton
      -----------                          -------------------------
                                              Gregory Stapleton

















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